Exhibit 3.1

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that MEDICINE MAN TECHNOLOGIES, INC., did on March 20, 2014, file in this office the original Articles of Incorporation, that said Articles of Incorporation are now on file and of record in the Office of the Secretary of State of the State of Nevada, and, further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on March 20, 2014.

ROSS MILLER

Secretary of State

ROSS MILLER Secretary of State 202 North Carson Street, Suite 4 Carson City, Nevada 89701-4520 (775) 684-5708	Filed in the office of Ross Miller Ross Miller Secretary of State State of Nevada	Document Number
20140203763-38
Filing Date and Time
03/20/2014 12:16PM
Entity Number
E0149142014-4
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:

Medicine Man Technologies, Inc.

2. Registered Agent for Service of Process: (check only one box)

☒ Commercial Registered Agent: Unisearch, Inc.

☐ Noncommercial Registered Agent (name and address below)	OR	☐ Office or Position with Entity (name and address below)

________________________________

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

10 Bodie Drive, Carson City, Nevada 89706

Street Address City Zip Code

______________________________________________________

Mailing Address (if different from street address) City Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value:

Par value per share: $_____

Number of shares without par value: 1,000,000

4. Names and Addresses of the Board of Directors/Trustees:

(each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Brett Roper

Name

13791 E. Rice Place, Aurora, CO 80015

Street Address City State Zip Code

2) ______________________

Name

_____________________

Street Address City State Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be:

6. Benefit Corporation:

 (see instructions) ☐ Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Kelly Szatowski c/o Irvine Venture Law Firm, LLP

Name

/s/ Kelly Szatowski

Incorporator Signature

19900 MacArthur Blvd., Suite 1150, Irvine, CA 92613

Address, City, State, Zip Code

8. Certificate of Acceptance of Appointment of Registered Agent

I hereby accept appointment as Registered Agent for the above named Entity.

Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

Date March 20, 2014

ROSS MILLER Secretary of State 202 North Carson Street Carson City, Nevada 89701-4520 (775) 684-5708	Filed in the office of Ross Miller Ross Miller Secretary of State State of Nevada	Document Number
20140609612-11
Filing Date and Time
08/25/2014 12:00PM
Entity Number
E0149142014-4
Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.380

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations

(Pursuant to NRS 78.380 - Before Issuance of Stock)

1.   Name of corporation:

Medicine Man Technologies, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Section 3 is replaced with:

The Corporation is authorized to issue two classes of shares, designated “Common Stock”. The number of shares of Common Stock authorized is 24,000,000, par value .001.

3.   The undersigned declare that they constitute at least two-thirds of the following:

(check only one box) ☐ incorporators      ☒ board of directors

4.   Effective date of filing: (optional)                 Date:                    Time:

(must not be later than 90 days after the certificate is filed)

5.  The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued/

6.   Signature: (required)

x       /s/ Brett Roper

Authorized Signature

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Amend Profit-Before

Revised: 8-31-11

This form must be accompanied by appropriate fees.

Document must be filed electronically. Paper documents are not accepted.

Fees & forms are subject to change.

For more information or to print copies

of filed documents, visit www.sos.state.co.us.

Colorado Secretary of State

Date and Time: 04/03/2014 01:10PM

ID Number: 20141222923

Document number: 20141222923

Amount Paid: $100.00

Statement of Foreign Entity Authority

filed pursuant to§ 7-90-803 of the Colorado Revised Statutes (C.R.S.)

1. The entity ID number, the entity name, and the true name, if different, are

Entity ID number	0141222923
(Colorado Secretary of State ID number)

Entity name	Medicine Man Technologies Inc.

True name
(if different from the entity name)

2. The form of entity and the jurisdiction under the law of which the entity is formed are

Form of entity	Foreign Corporation

Jurisdiction	Nevada

3. The principal office address of the entity’s principal office is:

Street Address:

13791 E. Price Place

Aurora, CO 80015

United States

Mailing address

__________________________

(leave blank if same as street address)

4. The registered agent name and registered agent address of the entity's registered agent are

Name: Roper, Brett

Street Address:

13791 E. Price Place

Aurora, CO 80015

United States

Mailing address

__________________________

(leave blank if same as street address)

(The following statement is adopted by marking the box.)

☒ The person appointed as registered agent above has consented to being so appointed.

5. The date the entity commenced or expects to commence transacting business or conducting activities in Colorado is

04/01/2014

(mm/dd/yyyy)

6. (If applicable, adopt the following statement by marking the box and include an attachment.)

☐ This document contains additional information as provided by law.

7. (Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)

The delayed effective date and, if applicable, time of this document is/are ________________________________

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered.

8. The true name and mailing address of the individual causing the document to be delivered for filing are

Szatkowski      Kelly___________________

(Last) (First) Middle (Suffix)

19900 MacArthur Blvd

(Street number and name or Post Office information)

Suite 1150

Irvine, CA 92612

(City) (State( (ZIP/Postal Code)

____________________ United States

(Province - if applicable) (Country)

(If the following statement applies, adopt the statement by marking the box and include an attachment).

☐ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user's legal, business or tax advisor(s).